[FORD LOGO]

FORD MOTOR CREDIT COMPANY                                     One American Road
                                                              P.O. Box 1732
                                                              Dearborn, MI 48121

 To:  GS Whole Loan Trust
      c/o Goldman, Sachs & Co,
      85 Board Street
      Now York, MY 10004
      Attn: David Stiepleman

                              OFFICER'S CERTIFICATE

                        ANNUAL STATEMENT AS TO COMPLIANCE

     The undersigned officer of Ford Motor Credit Company (the "Company"), does hereby advise you pursuant to Section 3.11 (a) of the Servicing Agreement dated May 1, 2003 by and among the Company and GS Whole Loan Trust (the "Agreement) that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from January 1, 2004 to December 31, 2004 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.

                                                  /s/ David Brandi
                                                  -------------------------
                                                  David Brandi
                                                  Assistant Treasurer

 Dated: as of December 31, 2004